SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2003

SIMEX TECHNOLOGIES, INC.

Delaware	0-26599	58-265647

(State or other	(Commission File	(IRS Employer
jurisdiction of	No.)	ID No.)
incorporation)

2880 Holcomb Bridge Road, Building B-9, Suite 588, Alpharetta, GA 30022
(Address of principal executive offices)

404-580-8152
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

     On November 19, 2002, the Company issued a press release concerning the execution of a Letter of Intent for a merger with Fantasy Golf, S.A., a corporation formed under the laws of the Kingdom of Spain with operations in Mallorca, Spain, and Entertainment Concepts, Inc., a Missouri corporation located in Branson, Missouri.

     The Letter of Intent has expired by its terms and all negotiations between management of the companies have terminated. Management of the Company does not believe that a new letter of intent or definitive agreement will be executed.

Item 7. Financial Statements and Exhibits.

     (a)  Exhibits

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMEX Technologies, Inc. (Registrant)

Dated: January 23, 2003	By	/s/ C. Mickle Moye C. Mickle Moye, Chairman